Exhibit 10.5

AMENDMENT NUMBER ONE TO LETTER AGREEMENT

THIS AMENDMENT NUMBER ONE TO LETTER AGREEMENT (this “Amendment”), dated as of _____________, 2023, is by and between SEP Acquisition Corp., a Delaware corporation formerly known as “Mercury Ecommerce Acquisition Corp.” (the “Company”), Mercury Sponsor Group I LLC, a Delaware limited liability company (“Sponsor”) and each of the undersigned individuals, each of whom is a member of the Company’s board of directors, management team and/or advisory board (each, an “Insider” and collectively, the “Insiders”), and the other persons party hereto (the “Other Investors” and, together with Sponsor and each Insider, the “Holders” and each, a “Holder”). Defined terms used herein but not otherwise defined herein shall have the meanings assigned to them in that certain Letter Agreement, dated July 27, 2021, among the Company, Sponsor, the Insiders and the Other Investors (the “Original Letter Agreement”).

RECITALS

WHEREAS, the undersigned are parties to the Original Letter Agreement;

WHEREAS, the Company, SEP Acquisition Holdings Inc., a Nevada corporation and wholly owned subsidiary of the Company (“Merger Sub”) and SANUWAVE Health, Inc., a Nevada corporation (“Target”), have entered into that certain Agreement and Plan of Merger, dated as of August 23, 2023 (the “Merger Agreement”), pursuant to which Target will merge with and into Merger Sub (the “Merger”), with Target being the surviving entity in the Merger (the date of such Merger, the “Closing Date”);

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the parties to the Original Letter Agreement have agreed to amend the Original Letter Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the parties hereto, intending to be legally bound hereby, agree as of the date hereof, as follows:

AGREEMENTS

1.            Amendments to Original Letter Agreement. The Original Letter Agreement is hereby amended as follows:

(a)          Section 7 is hereby deleted in its entirety and replaced with the following:

7.          (a)          The Sponsor, each Insider and each Other Investor agrees that it, he or she shall not Transfer any Founder Shares (or shares of Common Stock issuable upon conversion thereof) or other shares of the Company’s Common Stock (collectively, the “Restricted Securities”) until the earlier of (i) 180 days after the completion of the Company’s initial Business Combination or (ii) subsequent to the Business Combination, the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Lock-up Period”).

(b)       [Reserved].

(c)       Notwithstanding the provisions set forth in paragraph 7(a), Transfers of the Restricted Securities that are held by the Sponsor, an Insider, an Other Investor or any of their permitted transferees (that have complied with this paragraph 7(c)), are permitted (a) to the Company’s officers, directors, any affiliates or family members of any of the Company’s officers, directors, any members of the Sponsor or any affiliates of the Sponsor or of an Other Investor; (b) in the case of an individual, transfers by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, transfers by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, transfers pursuant to a qualified domestic relations order; (e) transfers by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased; (f) transfers in the event of the Company’s liquidation prior to the completion of an initial Business Combination; (g) transfers by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; and (h) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the completion of the Company’s initial Business Combination; provided, however, that in the case of clauses (a) through (h), these permitted transferees must enter into a written agreement agreeing to be bound by the restrictions herein.

2.            Effect of Amendment. The undersigned agree and acknowledge that, except as provided in this Amendment, the Letter Agreement shall remain in full force and effect and has not been modified or amended in any respect, it being the intention of the undersigned that this Amendment and the Letter Agreement be read, construed and interpreted as one and the same instrument. Notwithstanding the foregoing, this Amendment shall only become effective upon the Closing and, in the event that the Merger Agreement is terminated in accordance with its terms prior to the Closing, this Amendment and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

3.            Headings. The headings used in this Amendment are for convenience of reference only and shall not, for any purpose, be deemed part of this Amendment.

4.            Counterparts. This Amendment may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.         Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SEP Acquisition Corp.

By:
Name: R. Andrew White
Title: President and Chief Executive Officer

Mercury Sponsor Group I LLC

By:
Name:

Anchor Investors:

By:
Name:

[Signature Page to Amendment No. One to Letter Agreement]